Exhibit 99.1

September 19, 2022

Loop Media, Inc.

700 N. Central Ave., Suite 430

Glendale, CA 91203

Consent to Reference in Prospectus

Loop Media, Inc. (the “Company”) is filing a Registration Statement on Form S-1 with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”). In connection therewith, I hereby consent, pursuant to Rule 438 of the Securities Act, to the reference to me in the prospectus included in such registration statement as a future member of the board of directors of the Company.

Sincerely,
/s/ David Saint-Fleur
David Saint-Fleur